For Immediate Release	Contact:
Elaine Grimsell Dodge
Neurogen Corp.
203-315-4615
edodge@nrgn.com

NEUROGEN CORPORATION ANNOUNCES
 2007 FINANCIAL RESULTS

Branford, CT, March 17, 2008 — Neurogen Corporation (Nasdaq: NRGN), a drug discovery and development company, today announced financial results for the year and quarter ended December 31, 2007.

Neurogen recognized a net loss for the twelve months ended December 31, 2007 of $55.7 million, or $1.33 per share on 41.9 million weighted average shares outstanding, as compared to a net loss of $53.8 million, or $1.55 per share on 34.8 million weighted average shares outstanding for fiscal 2006.  For the fourth quarter of 2007 Neurogen’s net loss was $14.9 million, or $0.36 per share on 41.9 million weighted average shares outstanding. This compares to a net loss during the fourth quarter of 2006 of $16.0 million, or $0.45 per share on 35.5 million weighted average shares outstanding. Neurogen’s total cash and marketable securities as of December 31, 2007 totaled $42.6 million.

Stephen R. Davis, President and CEO said, "While 2007 marked a year of solid progress, I expect 2008 to be a year of both new exploration and the realization of important clinical results.  We have recently initiated Phase 2 studies with aplindore in both Restless Legs Syndrome and Parkinson’s disease and anticipate results by the end of this year.  With adipiplon, our GABA alpha-3 partial agonist, we are expanding into anxiety where we will conduct proof-of-concept studies in humans this year.  Recent animal studies indicate that our selective GABA approach produces a strong anxiety relieving effect without the behavioral impairing effects seen with existing drugs.  With additional opportunities to further define the clinical and commercial profile of adipiplon for insomnia in a Phase 2/3 side-by-side study with Ambien CR, and a new opportunity to explore adipiplon in schizophrenia, we look forward to further advancing the portfolio.”

Operating revenue for the twelve months ended December 31, 2007 increased to $15.4 million from $9.8 million for the comparable period of 2006.  In the fourth quarter of 2007, Neurogen had no operating revenues, down from $2.1 million for the fourth quarter of 2006. The decrease in operating revenue for the quarter was due to the acceleration of revenue recognition from the completion of the research portion of Neurogen’s collaboration with Merck, which caused all revenue from the collaboration to be recognized during the first three quarters of 2007. The increase for the twelve month period was due to the accelerated recognition of all revenue from the Merck research collaboration into 2007.

Research and development expenses for the twelve month period increased to $61.0 million from $55.9 million in the comparable period of 2006 and for the fourth quarter of 2007 decreased to $12.8 million from $16.6 million in the fourth quarter of 2006. The increase for the twelve month period was due mainly to increased spending in Neurogen’s insomnia and other clinical and preclinical drug development programs over the first three quarters of 2007. The decrease in R&D expenses for the quarter was due primarily to the conclusion of two Phase 2 insomnia clinical trials and also Phase 1 testing in the Company’s obesity program.

General and administrative expenses for the twelve month period increased to $12.8 million from $11.6 million for the comparable period of 2006 and for the fourth quarter of 2007 were $2.5 million, compared to $2.7 million for the same period in 2006. The increase for the twelve month and quarter periods is due mainly to increases in legal, patent, and administrative services expenses.

Webcast
Neurogen will host a conference call and webcast to discuss fourth quarter results at 8:30 a.m. ET today, March 17, 2008. The webcast will be available in the Investor Relations section of www.neurogen.com and will also be archived there. A replay of the call will be available after 10:30 a.m. ET on March 17, 2008 and accessible through the close of business, March 24, 2008. To replay the conference call, dial 888-286-8010, or for international callers, 617-801-6888, and use the pass code: 46868549.

About Neurogen
Neurogen Corporation is a drug discovery and development company with clinical programs in insomnia, Parkinson’s disease, Restless Legs Syndrome (RLS), pain, anxiety, and schizophrenia. Neurogen focuses its small molecule drug discovery efforts on specialist care indications with great unmet medical need. Neurogen conducts its research and development independently and, when advantageous, collaborates with world-class pharmaceutical companies to access additional resources and expertise
Safe Harbor Statement
The information in this press release contains certain forward-looking statements, made pursuant to applicable securities laws that involve risks and uncertainties as detailed from time to time in Neurogen's SEC filings, including its most recent 10-K. The words “believe”, “anticipate”, “expect”, “estimate”, “intend”, “plan”, “may”, “will” and other similar expressions generally identify forward-looking statements Such forward-looking statements relate to events or developments that we expect or anticipate will occur in the future and include, but are not limited to, statements that are not historical facts relating to the timing and occurrence of anticipated clinical trials, and potential collaborations or extensions of existing collaborations. Actual results may differ materially from such forward-looking statements as a result of various factors, including, but not limited to, risks associated with the inherent uncertainty of drug research and development, difficulties or delays in development, testing, regulatory approval, production and marketing of any of Neurogen’s drug candidates, adverse side effects or inadequate therapeutic efficacy or pharmacokinetic properties of the Company's drug candidates or other properties of drug candidates which could make them unattractive for commercialization, advancement of competitive products, dependence on corporate partners, Neurogen’s ability to retain key employees, sufficiency of cash to fund Neurogen’s planned operations, Neurogen’s ability to continue as a going concern, and patent, product liability and third party reimbursement risks associated with the pharmaceutical industry. For such statements, Neurogen claims the protection of applicable laws. Future results may also differ from previously reported results. For example, positive results or safety and tolerability in one clinical study provides no assurance that this will be true in future studies. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Neurogen disclaims any intent and does not assume any obligation to update these forward-looking statements, other than as may be required under applicable law.

(Financial Tables Follow)

NEUROGEN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
(unaudited)

	Three Months Ended Dec. 31, 2007	Three Months Ended Dec. 31, 2006	Twelve Months Ended Dec. 31, 2007	Twelve Months Ended Dec. 31, 2006

Operating revenues:
License fees	$0	$1,122	$10,872	$4,467
Research revenues	0	984	4,565	5,346
Total operating revenues	0	2,106	15,437	9,813

Operating expenses:
Research and development	12,774	16,616	60,973	55,853
General and administrative	2,498	2,742	12,772	11,560
Total operating expenses	15,272	19,358	73,745	67,413
Operating loss	(15,272)	(17,252)	(58,308)	(57,600)

Other income, net	363	608	2,326	2,519

Income tax benefit	11	635	276	1,305

Net loss	$(14,898)	$(16,009)	$(55,706)	$(53,776)

Basic and diluted loss per share	$(0.36)	$(0.45)	$(1.33)	$(1.55)

Shares used in calculation of loss per share:
Basic and diluted	41,957	35,544	41,864	34,789

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NEUROGEN CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(unaudited)

	December 31, 2007	December 31, 2006
Assets
Cash and cash equivalents	$21,227	$56,170
Marketable securities	21,362	51,401
Total cash and marketable securities	42,589	107,571
Receivables from corporate partners	188	209
Other current assets, net	3,026	2,813
Total current assets	45,803	110,593

Net property, plant and equipment	25,521	27,085
Other assets, net	46	61
Total assets	$71,370	$137,739

Liabilities and Stockholders’ Equity
Current liabilities
Unearned revenue from corporate partners, current portion	--	7,520
Other current liabilities	13,622	9,935
Total current liabilities	13,622	17,455

Long term liabilities
Unearned revenue from corporate partners, net of current portion	--	6,768
Loans payable, net of current portion	3,141	8,976
Total liabilities		33,199

Total stockholders’ equity	54,607	104,540
Total liabilities and stockholders’ equity	$71,370	$137,739

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